Exhibit 23.1





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



PHC, Inc.
Peabody, MA

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of PHC, Inc. (the "Company") of our report dated August 8, 2003, relating to the consolidated financial statements of PHC, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2003. We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/  BDO Seidman, LLP
Boston, Massachusetts
July 1, 2004




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